UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

PetVivo Holdings, Inc.
(Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

PetVivo Holdings, Inc.
12100 Singletree Lane
Suite 186
Eden Prairie, MN 55344

Dear Shareholders:

We are informing you that our Board of Directors unanimously along with our shareholders owning a majority of our outstanding common stock have approved the following two actions:

(i) an Amendment to our Articles of Incorporation to decrease our authorized common stock from Four Billion shares to Two Hundred Fifty Million shares; and

(ii) adopting a 1-for-500 reverse stock split of all our outstanding common stock, resulting in each five hundred shares of our currently outstanding common stock representing and converting into one share of our post-split common stock.

These actions were approved by written consent on the record date of July 1, 2014 by our Board of Directors and by shareholders owning a majority of our voting capital stock, in accordance with Nevada Revised Statutes.  No stockholder meeting will be held in connection with the matters discussed in this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to rules under the Securities Exchange Act of 1934, as amended, these two corporate actions will not become effective until at least twenty (20) days after the date  this Information Statement has been mailed to our shareholders, which will be on or about July 10, 2014.

Thank you for your continued support of and interest in PetVivo.

For the Board of Directors

By:	/s/ John Lai
John Lai Chief Executive Officer

INFORMATION STATEMENT REGARDING
ACTIONS TAKEN BY WRITTEN CONSENT OF
MAJORITY SHAREHOLDERS
PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

"We," "us," "our," “PetVivo” and the "Company" refers to PetVivo Holdings, Inc.., a Nevada corporation and its wholly-owned Minnesota subsidiary PetVivo Inc.

This Information Statement is being furnished to the shareholders of PetVivo Holdings, Inc. as of July 1, 2014,  in connection with actions taken by written consent of holders of a substantial majority of the outstanding common shares of the Company.  These corporate actions consist of approving and adopting (i) a decrease in our authorized common stock from 4 Billion shares to 250 Million shares, and  (ii) a 1-for-500 reverse stock split of all outstanding common stock of the Company.

On July 1, 2014, the Company obtained the approval of these corporate actions by written consent of its stockholders comprising the record holders of 3,538,273,137 shares of our common stock, which represents 93.6% of the voting power of our outstanding voting capital stock.  These two corporate actions will not become effective until at least twenty (20) days after the mailing of this Information Statement to our shareholders and the filing of these actions with the Nevada Secretary of State.

The date on which this Information Statement will be sent to our shareholders will be on or about July 10, 2014.

All members of our Board of Directors and shareholders owning a majority of our outstanding common stock have adopted and approved these two proposed corporate actions, and no other votes are required or necessary.

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at  (612) 296-7305.  If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to the Company's Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to approve and effect these two corporate actions. As of the record date of July 1, 2014, the Company had 3,779,542,482 shares of voting  common stock issued and outstanding. The consenting stockholders who approved these written actions own an aggregate of 3,538,273,137  shares of  common stock, which represents approximately 93.6% of the voting rights associated with the Company’s shares of common stock.  Each shareholder is entitled to one vote per share of common stock.

Under Nevada law, our shareholders are not entitled to any dissenting shareholder or appraisal rights  relating to these two corporate actions.

PROPOSAL I
AMENDMENT OF THE ARTICLES OF INCORPORATION
TO DECREASE AUTHORIZED COMMON STOCK

On July 1, 2014, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved an Amendment to our Articles of Incorporation to decrease our authorized common stock from Four Billion (4,000,000,000) shares to Two Hundred Fifty Million (250,000,000) shares, par value $.001 per share. The Amendment will be reflected in a Certificate of Amendment to the Articles of Incorporation to be filed with the Nevada Secretary of State.

Reason For and Effect of the Amendment.

Because of pending large decrease in our outstanding common stock due to the proposed 1-for-500 reverse stock split, we believe it is more appropriate and attractive for our capital structure  to also reflect a large decrease in our authorized common stock.  The proposed amended amount of Two Hundred Fifty Million authorized common shares will provide adequate flexibility and available authorized common stock to satisfy our corporate needs for the foreseeable future, without the requirement of further shareholder action.

This decrease in our authorized common shares will have no material effect on the rights of existing shareholders, since it will not change the percentage of ownership of the Company of any shareholder.  Moreover, the adoption of this Amendment will not of itself without further action of our Board of Directors cause or result in any changes in our current capital accounts or outstanding common stock.

PROPOSAL II
REVERSE STOCK SPLIT

On July 1, 2014, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, adopted resolutions to approve and implement a 1-for-500 reverse stock split of all outstanding common stock of the Company.  When effective, this reverse stock split will result in each five hundred shares of our currently outstanding common stock representing and converting into one share of post-split common stock of the Company.  This reverse stock split will become effective upon its being filed with the Nevada Secretary of State, which we anticipate will be on or about July 30, 2014.

No fractional shares or scrip of our common stock will be issued in connection with this reverse stock split, but rather any resulting fractional shares will be rounded up to the nearest whole post-split share.

Reason For and Effect of Reverse Stock Split

We believe that our very large amount of outstanding common stock is confusing and inappropriate for our planned future business and status as a public company with growing commercial operations.  Accordingly, this 1-for-500 reverse stock split is being implemented to provide a capital structure and public market stock price  more suitable and attractive to the financial and investment industry, and to reach a broader range of potential investors  and their brokers or other financial representatives.

We cannot predict how this reverse stock split will affect the market price value and trading of our common stock in the public market where our common stock is quoted and traded.  If our post-split common shares are quoted and traded at prices that are less than 500 times their pre-split prices, however, our shareholders could suffer a material    loss in value of the shares held by them.  In any event, we believe that this corporate action will result in a more stable and favorable trading market for our common stock.

DESCRIPTION OF SECURITIES

Description of Common Stock

Number of Authorized and Outstanding Shares

The Company's Articles of Incorporation authorizes the issuance of 4,000,000,000 shares of common stock, par value $0.001 per share, of which 3,779,542,482 shares were outstanding on July 1, 2014. All of the outstanding shares of common stock are legally and validly issued and fully paid and non-assessable.

Voting Rights

Holders of shares of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Other

Holders of common stock have no cumulative voting rights. Holders of common stock have no preemptive rights to purchase the Company's common stock or rights or interests therein such as options and warrants. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Transfer Agent

Shares of common stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed. The Company’s transfer agent for its common stock is First American Stock Transfer, 4747 North 7th Street, Suite 170, Phoenix, Arizona 85014.

MANAGEMENT

All of the Company's directors hold office until the next annual  meeting of the shareholders or until their successors are elected and qualified. The Company's officers are appointed by its Board of Directors and hold office until their earlier death, retirement, resignation or removal.

Information concerning our current directors and executive officers is set forth and described in our definitive Information Statement on Schedule 14C filed by the Company with the SEC on April 2, 2014 in the section entitled “Identification of Current Directors and Executive Officers,” and this information on our management is incorporated herein by reference.

SECURITY OWNERSHIP OF MANAGEMENT
AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of July 1, 2014 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) each director and executive officer of the Company; and (iii) directors and executive officers of the Company as a group.  As of July 1, 2014, there were 3,779,542,482 shares of common stock issued and outstanding.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	John Lai 12100 Singletree Lane Suite 186 Eden Prairie, Minnesota 55344	1,774,969,312 shares, President/CEO and Director	46.96%

Common Stock	John F. Dolan 12100 Singletree Lane Suite 186 Eden Prairie, Minnesota 55344	1,063,781,743 (1) Secretary, Treasurer/CFO and Director	28.15%

Common Stock	Gel-Del Technologies Inc. (1) 1000 Westgate Drive Suite 127 St. Paul, Minnesota 55114	703,055,020 shares,	18.60%

Common Stock	David Master 1000 Westgate Drive Suite 127 St. Paul, Minnesota 55114	349,761,041 shares 5% or Greater Shareholder	9.25%

Common Stock	Randall Meyer 1000 Westgate Drive Suite 127 St. Paul, Minnesota 55114	349,761,041 shares 5% or Greater Shareholder	9.25%

Common Stock	Officers & directors as a group (2 persons)	2,135,696,035	56.51%

(1)
John F. Dolan holds 360,726,723 shares of common stock directly as shareholder of record. Mr. Dolan holds indirectly the 703,055,020 shares of common stock held of record by Gel-Del Technologies Inc. The executive officers and director and shareholder equity interests of Gel-Del Technologies Inc. are as follows: (i) David Masters is the chief executive officer with a 61% equity interest; (ii) Randall Meyer is the chief operating officer with an 8% equity interest; and (iii) John Dolan is a director with an 8% equity interest. These individuals have an indirect interest in the 703,055,020 shares of common stock held of record by Gel-Del Technologies Inc. John Dolan is the sole director and thus has sole power and authority over the disposition of the shares held by Gel-Del Technologies Inc.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed decrease in the authorized common shares of the Company or the 1-for-500 reverse stock split, which is not shared pro rata by all other shareholders.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF INFORMATION BY REFERENCE

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: the Annual Report on Form 10-K for the fiscal year ended March 31, 2013; the Quarterly Reports on Form 10-Q for the quarters ended December 31, 2013, September 30, 2013 and June 30, 2013; and the Current Reports on Form 8-K or 8-K/A filed on June 6, 2014, May 2, 2014, March 25, 2014, March 20, 2014, and March 13, 2014, all filed by the Company with the Securities and Exchange Commission and may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov.   You may request a copy from us of these incorporated filings, at no cost, by making a written request to:

PetVivo Holdings, Inc. – Attn: John Lai
12100 Singletree Lane
Suite 186
Eden Prairie, MN 55344

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only.

By Order of the Board of Directors

Dated: July 3, 2014	By:	/s/ John Lai
President/Chief Executive Officer and Director